Exhibit 99.1.

FOUR FINANCIAL POSTS IDENTIFIED FOR UNITED STATES STEEL


          PITTSBURGH, August 6 - United States Steel LLC, part of the USX-
U. S. Steel Group (NYSE: X), a unit of USX Corporation, announced today that it has identified the financial executive positions for the anticipated January 1 start up of United States Steel Corporation. Three of the new executive positions will report directly to John P. Surma, designated vice chairman and CFO of United States Steel.
          Albert E. Ferrara, Jr., has been named senior vice president & treasurer. Reporting to him will be John J. Connelly, who has been named vice president-strategic planning. Gretchen R. Haggerty has been named senior vice president & controller. Larry G. Schultz has been named vice president-investor relations & financial analysis.
          Albert E. Ferrara, Jr., 52, is a native of Charleroi (Pa.) and graduated from the University of Virginia McIntire School of Commerce and the University of Virginia School of Law. He is admitted to practice law in Pennsylvania.
          He began his USX Corporation career in Pittsburgh in 1973 as a tax attorney, and subsequently held a number of professional and managerial positions in treasury, accounting, law, corporate staff and labor relations.
          In 1983, Ferrara transferred to Marathon Oil Company in Findlay, Ohio. The next year he moved to London, England, as tax manager for Marathon Oil U.K., Ltd. He returned to Pittsburgh in 1989 as director-taxes for USX. He was named assistant treasurer-corporate finance in 1990. He was appointed president of USX Realty Development Division of U. S. Steel in 1994. He was named vice president-strategic planning for USX in 1997.
          Ferrara is a member of the board of directors of the Regional Industrial Development Corporation of Southwestern Pennsylvania and Republic Technologies, Inc. He serves as a director of the Upper St. Clair (Pa.) School District.
          Gretchen R. Haggerty, 46, is a native of Pittsburgh. She earned a bachelor of science degree in accounting from Case Western Reserve University in Cleveland and a law degree from Duquesne University in Pittsburgh.
          Joining the corporation's tax division in 1976, Haggerty held posts there and in the audit division and financial department. In 1985, she was appointed director-plant and general accounting for the former USS Chemicals Division. The next year she returned to the tax division as a general tax attorney and was named director-taxes, energy in 1987.
          Haggerty was named assistant treasurer-corporate finance in 1988, was appointed assistant comptroller-corporate accounting in 1989, was elected vice president & treasurer of USX Corporation in 1991 and named vice president-accounting and finance for U. S. Steel in 1998. In addition, she is a director of the United States Steel and Carnegie Pension Fund.
          Haggerty is a member of the Allegheny County Bar Association and is a Certified Public Accountant. She is a member of the administration and finance committee of the United Way of Allegheny County and serves on the boards of the Pittsburgh Branch of the Federal Reserve Bank of Cleveland, Highmark Inc. and the Civic Light Opera.
          John J. Connelly, 55, is a native of Washington, D.C., and was graduated from Duquesne University with a B.A. degree in history and an M.A. degree in African Affairs.
          He began his career in the commercial department of U. S. Steel International in New York in 1971 and held positions in the commercial department of U. S. Steel in the New York and Milwaukee district sales offices. He transferred to Houston in 1978 as a product representative-standard pipe in the firm's Eastern Division and was named assistant marketing manager-tin mill products for the Central Division in 1979. Later that year he was appointed manager-marketing, standard pipe in the tubular products section of Pittsburgh headquarters.
          In 1981, Connelly was named assistant general manager-marketing, standard and line pipe and later became general manager-tubular products. He was appointed general manager-Eastern sales in 1986, vice president of United States Steel International, Inc. (USSI) in 1988, and was elected president of USSI in 1989. In 1994, he was named vice president-International Business for the U. S. Steel Group and served as president of USX Engineers and Consultants, Inc. from October 1994 to September 1996. In 1999, Connelly was named as vice president-long range planning and international business. In January 2001 he was named as vice president business development and long range planning for U.
S. Steel.
          Connelly is a member of the American Iron and Steel Institute. He is also chairman of the board of directors of Duquesne University, and a member of the board of directors of the World Affairs Council of Pittsburgh, and the River City Brass Band.
          Larry G. Schultz (51) is a native of Barto, Pennsylvania. He received a bachelor's degree in mathematics from Ursinus College (Collegeville, Pa.) in 1971, a master's degree in operations research and statistics from Rensselaer Polytechnic Institute (Troy, N. Y.) in 1973 and an MBA degree from the University of Pittsburgh in 1979. He is a member of the Institute of Management Accountants.
          Schultz joined U. S. Steel in 1973 as an industrial engineer at Pittsburgh headquarters and held a series of accounting and planning posts there and at nearby Mon Valley Works before being named director-corporate financial analysis in 1986. He was appointed comptroller of USX Engineers and Consultants, Inc. in 1987. He moved to Washington, D.C. in 1988 to serve on the President's Commission on Executive Exchange and returned to U. S. Steel in 1989 as director-analysis and general accounting. He was named comptroller of
U. S. Steel in 1992 and was named vice president of accounting for USX Corporation in 2000.
          Schultz serves on the board of Junior Achievement of Southwest Pennsylvania.
                                    * * * * *
          The foregoing contains "forward-looking statements" which are based on
(1) a number of assumptions concerning future events made by management and (2) information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other facts, many of which are outside USX Corporation's control, that could cause actual events to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see USX Corporation's filings with the Securities and Exchange Commission. There are also a number of uncertainties, risks, conditions and other factors which could prevent the implementation of the above described plan of reorganization.
          In connection with the above-described transactions, USX Corporation intends to file a proxy statement and other materials with the Securities and Exchange Commission. Security holders are urged to read these materials when they become final because they will contain important information. Investors and security holders may obtain a free copy of these materials as well as other materials filed with the Securities and Exchange Commission concerning USX Corporation at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents may be obtained for free from USX Corporation by directing a request to USX Corporation at 600 Grant Street, Pittsburgh, PA 15219; Attn: Investor Relations.
          USX Corporation and its officers and directors may be deemed to be participants in the solicitation of proxies from USX Corporation's stockholders with respect to these transactions. Information regarding such officers and directors is included in USX Corporation's proxy statement for its 2001 annual meeting of stockholders filed with the Securities and Exchange Commission on March 12, 2001. This document is available free of charge at the SEC's internet site or from USX Corporation as described above.